                               CERTIFICATE OF AMENDMENT

                                        OF THE

                              CERTIFICATE OF DESIGNATION

                            FOR SERIES C SENIOR CUMULATIVE
                  COMPOUNDING CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                          OF

                            NEXT GENERATION NETWORK, INC.

                            PURSUANT TO SECTION 242 OF THE
                           DELAWARE GENERAL CORPORATION LAW

                              --------------------------

          NEXT GENERATION NETWORK, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST:    That the board of directors of the Corporation, by unanimous written consent, duly adopted resolutions setting forth a proposed amendment to the Certificate of Designation for the Series C Senior Cumulative Compounding Convertible Preferred Stock, par value $1.00 per share of the Corporation, of the Corporation, declaring such amendment to be advisable and authorizing the solicitation of written consents of the stockholders of the Corporation with respect thereto. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Designation for the Corporation's Series C Senior Cumulative Compounding Convertible Redeemable Preferred Stock, par value $1.00 per share, be amended as follows:

          1. The definition of "Employee Option" in Section 2 is amended to read in its entirety as follows:

          "Employee Option" means any option to purchase Common Stock for cash which is granted by or with the approval of the Board of Directors or the Compensation Committee (to the extent such committee is authorized by the Board of Directors to grant such options) to any director, officer, employee or consultant of the Corporation or any subsidiary of the Corporation pursuant to either (i) the Corporation's 1993 Stock Option Plan or the Corporation's 1994 Stock Option Plan as in effect on the Closing Date, (ii) any other option plan adopted by the Corporation after the Closing Date with the prior approval of the Majority Senior Holders, in each case as the same may be amended from time to time with the prior approval of the Majority Senior Holders, or (iii) any stock option plan in the form approved by the Board of Directors for the issuance of Common Stock which shall not exceed 82,000 shares of Common Stock (as adjusted for stock splits, combinations, recapitalization, reorganizations and similar transactions) provided that the options granted pursuant to such plans shall not be issued with an exercise price per share of Common Stock less than the lesser of (a) $77 (as adjusted for stock splits, combinations, recapitalizations, reorganizations and other similar transactions) or (b) the Conversion Price at the time of issuance, without the consent of the Series B Director.

          2. Section 8(d) is amended to delete the words "(i) for the Valuation Committee, (i) as provided in Section 7(f), or (i) otherwise. . ."

          3.   Section 8(f) is amended in its entirety to read as follows:

          "(f) AUDIT AND COMPENSATION COMMITTEES. Unless the Majority Senior Holders otherwise agree, so long as the holders of the Series C Preferred Stock shall have the right to elect a Series C Director, the Board of Directors shall have an audit committee and a compensation committee (the "Compensation Committee"), each of which shall have three members one of whom shall be the Series B Director or, during any period when there is no Series B Director, the Series C Director, and at least one other of whom shall be an independent director (as defined below in this Section). The audit committee will have the authority and responsibility for making recommendations to the Board of Directors for the selection, engagement or discharge of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the Corporation's system of internal accounting controls, directing investigations in matters within the scope of its functions and performing any and all other such functions customarily performed by audit committees of public companies. The Compensation Committee will have the authority and responsibility for making recommendations to the Board of Directors for establishing and administering the stock, incentive and other employee benefit plans of the Corporation, establishing and changing the compensation of executive officers, approving or amending existing and proposed employment agreements between the Corporation and its executive officers and performing any and all other such functions customarily performed by compensation committees of public companies. Without limiting the generality of the foregoing, the Compensation Committee shall make recommendations regarding the persons to whom awards or benefits may be made, the terms and conditions (which need not be identical) of each award made or benefit conferred (including the timing and type of award or benefit, the exercise or purchase price for any award of stock or stock options, and terms related to vesting, exercisability, forfeiture and termination), and interpreting the provisions of each such plan. Neither the Audit Committee nor the Compensation Committee shall have the authority to exercise any powers of the Board of Directors except to the extent authorized by the Board of Directors pursuant to a resoluton adopted with the concurrence of the Series B Director, or, if there is no Series B Director, the Series C Director, or, if there is no Series C Director, the Majority Senior Holders. For purposes hereof, an "independent director" is an individual who (unless otherwise approved by the Series B Director or, if there is no Series B Director, by the Series C Director or, if there is no Series C Director, by the Majority Senior Holders) (i) has either a significant financial investment in the Corporation or a significant strategic position or expertise relative to the business of the Corporation and (ii) is not (A) an officer or employee of the Corporation or any of its Subsidiaries, (B) a director, employee, partner, manager or other member of management of any of Affiliate of the Corporation (except a director of a Subsidiary of the Corporation), (C) a relative of any Person described in subclause (ii)(A) or (ii)(B) or (D) a trustee of any trust or estate in which any Person described in subclause (ii)(A),
          (ii)(B) or (ii)(C) is a beneficiary has a substantial beneficial interest."

     4.   Section 9(p)(F) is amended in its entirety to read as follows:

          (F) CERTAIN DETERMINATIONS. During each and every period that the Board of Directors includes at least one sitting member who is a Series B Director or, during any period that no shares of Series B Preferred Stock shall be outstanding, the Series C Director, each determination of the Current Market Price of any share of Common Stock or the Fair Market Value of any other security, asset, property or consideration which may be required to be made by the Board of Directors pursuant to or in connection with the application of any provision of this resolution and each determination which may be required by SECTION 9(r)(B) or SECTION 9(w) to be made by the Board of Directors, the Valuation Committee shall make recommendations to the Board of Directors and such determination shall be made in good faith by the Board of Directors. Any such determination of Fair Market Value by the Board of Directors may be disputed in good faith by the Majority Senior Holders and any such dispute shall be resolved by an independent investment banking firm of recognized national standing selected by the Majority Senior Holders and reasonably acceptable to the Corporation (and whose fees and expenses shall be paid by the Corporation), whose decision with respect to such dispute shall be final and conclusive and binding on the Corporation and all Holders; PROVIDED, HOWEVER, that the Majority Senior Holders shall not have the right to dispute under this SECTION 9(p)(F) any such determination that shall be made during any period referred to in the first sentence of this SECTION 9(p)(F) by the Board of Directors by the affirmative vote or written consent of a majority of its members, which majority includes the Series B Director, or during any period that no shares of Series B Preferred Stock shall be outstanding, the Series C Director. Any determination by the Board of Directors pursuant to SECTION 9(r)(B) or SECTION 9(w) may be disputed in good faith by the Majority Senior Holders, and any such dispute shall be resolved in accordance with SECTION 9(y); PROVIDED, HOWEVER, that the Majority Senior Holders shall not have the right to dispute under this SECTION 9(p)(F) any such determination that shall be made during any period referred to in the first sentence of this SECTION 9(p)(F) by the Board of Directors by the affirmative vote or written consent of a majority of its members, which majority includes at least one Series B Director or, during any period that no shares of Series B Preferred Stock shall be outstanding, the Series C Director.

          SECOND:   That the appropriate stockholders of the Corporation
approved such amendment by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:    That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the Corporation has caused this certificate to be
signed by duly authorized officers of the Corporation this         day of
December, 1998.


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                        Title:
                                              --------------------------------


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                             Title:
                                   -------------------------------------------

STATE OF MINNESOTA  )
                    ) ss.
County of Hennepin  )

     On this     day of December, 1998, before me, the undersigned officer, personally appeared Thomas M. Pugliese, who acknowledged himself to be the Vice Chairman and Chief Executive Officer of Next Generation Network, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself, and that the facts stated therein are true.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                   ---------------------------------
                                   Notary Public
My Commission Expires:

----------------------------




STATE OF MINNESOTA  )
                    ) ss.
County of Hennepin  )

     On this      day of December, 1998 before me, the undersigned officer,
personally appeared Michael Kolthoff, who acknowledged himself to be the Assistant Secretary of Next Generation Network, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself, and that the facts stated therein are true.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                   ---------------------------------
                                   Notary Public
My Commission Expires:

----------------------------